Exhibit 5.1

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET
RICHMOND, VIRGINIA
23219-4074

TEL 804 • 788 • 8200
FAX 804 • 788 • 8218

FILE NO: 58036.000021

May 31, 2018

Insmed Incorporated

10 Finderne Avenue, Building 10

Bridgewater, New Jersey 08807

Insmed Incorporated

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special Virginia counsel to Insmed Incorporated, a Virginia corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of (i) 7,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the Company’s 2018 Employee Stock Purchase Plan (the “Plan”), (ii) an aggregate of 29,860 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock granted pursuant to the Non-Qualified Stock Option Inducement Award Agreements, dated November 13, 2017, between the Company and 10 new employees of the Company (the “November Agreements”), (iii) an aggregate of 103,720 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock granted pursuant to the Non-Qualified Stock Option Inducement Award Agreements, dated January 22, 2018, between the Company and 25 new employees of the Company (the “January Agreements”) and (iv) an aggregate of 133,010 shares (together with the shares in (i), (ii) and (iii) above, the “Shares”) of Common Stock issuable upon the exercise of options to purchase shares of Common Stock granted pursuant to the Non-Qualified Stock Option Inducement Award Agreements, dated February 20, 2018, between the Company and 47 new employees of the Company (together with the November Agreements and the January Agreements, the “Inducement Award Agreements”), with respect to (ii) through (iv), in each case, substantially in the form filed as an exhibit to the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

ATLANTA   AUSTIN   BANGKOK   BEIJING   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON   LONDON   LOS ANGELES

MIAMI   NEW YORK   NORFOLK   RALEIGH/DURHAM   RICHMOND   SAN FRANCISCO   THE WOODLANDS   TYSONS   WASHINGTON, DC

www.HuntonAK.com

Insmed Incorporated

May 31, 2018

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Company’s Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) a form of the Inducement Award Agreement, (iv) the Registration Statement, (v) resolutions of the Company’s Board of Directors, (vi) resolutions of the Compensation Committee of the Company’s Board of Directors and (vii) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on May 31, 2018, to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of all signatures and the completion of all deliveries not witnessed by us and (v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties (other than the authorization, execution and delivery of certain documents by the Company).

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.  Except as otherwise expressly indicated, we have not undertaken any independent investigation of factual matters.

We do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.                                      The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia with the corporate power to issue the Shares.

2.                                      The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of, as applicable, (a) the Plan and any award agreement entered into under the Plan or (b) the Inducement Award Agreements, the Shares will be validly issued, fully paid and nonassessable.

Insmed Incorporated

May 31, 2018

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein.  Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP